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                                                                       Exhibit 5


   BOSTON                  LATHAM & WATKINS                      NEW YORK
  BRUSSELS                 ATTORNEYS AT LAW                  NORTHERN VIRGINIA
  CHICAGO                     www.lw.com                       ORANGE COUNTY
 FRANKFURT                                                         PARIS
  HAMBURG                ____________________                    SAN DIEGO
 HONG KONG                                                     SAN FRANCISCO
   LONDON                                                     SILICON VALLEY
LOS ANGELES                                                      SINGAPORE
   MILAN                                                           TOKYO
   MOSCOW                                                    WASHINGTON, D.C.
 NEW JERSEY

                                  May 21, 2002




                                                                  (020742-0016)

Libbey Inc.
300 Madison Avenue
Toledo, Ohio 43611

         Re: Registration Statement on Form S-8 with respect to 450,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

                  In connection with registration of 450,000 shares of common stock of Libbey Inc., a Delaware corporation (the "Company"), par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company, issuable under the Company's 2002 Employee Stock Purchase Plan (the "ESPP") by the Company on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 21, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within any state.



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                Sears Tower, Suite 5800 o Chicago, Illinois 60606
                 TELEPHONE: (3I2) 876-7700 o FAX: (3I2) 993-9767
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LATHAM & WATKINS

May 21, 2002
Page 2


                  Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor of the Shares in the manner contemplated by the ESPP, the Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Latham & Watkins